Exhibit 99

Contact:

Maneesh K. Arora

Chief Financial Officer, Exact Sciences Corp.

608-284-5720

For Immediate Release

Exact Sciences Reports Third-Quarter 2009 Financial Results

MADISON, Wis., Nov. 3, 2009 — Exact Sciences Corp. (Nasdaq: EXAS) today announced its financial results for the third quarter ended Sept. 30, 2009.

Exact reported total revenues of $1.3 million for the third quarter of 2009, compared to total revenues of ($663,000) during the same period of 2008. Total revenues increased due to the quarterly non-cash allocation that resulted from the company’s January 2009 intellectual property transaction.  Total revenues for the first nine months of 2009 were $3.5 million, compared to total revenues of ($758,000) for the same period of 2008.

Exact reported a net loss of ($1.0) million, or ($0.03) a share, for the third quarter of 2009. The company had a net loss of ($3.0) million, or ($0.11) a share, for the same period of 2008.  Exact’s net loss for the nine-month period ended Sept. 30, 2009, was ($7.3) million, or ($0.23) a share, compared to ($7.6) million, or ($0.28) a share, for the same period of 2008.

Operating expenses for the third quarter of 2009 were $2.3 million, compared to $2.4 million for the same period of 2008. Operating expenses for the first nine months of 2009 were $10.9 million, compared to $7.1 million for the same period of 2008.  Operating expenses for the nine months ended Sept. 30, 2009, were higher primarily due to increased research and development expense associated with the company’s collaboration with Mayo Clinic, new research and development hires, stock compensation expense and expense related to the company’s January 2009 intellectual property transaction.

Exact ended the third quarter of 2009 with cash, cash equivalents and marketable securities of $26.9 million, compared to $4.9 million at Dec. 31, 2008.

“Exact Sciences continued to make great strides during the third quarter,” said Kevin T. Conroy, the company’s president and chief executive. “We have rebuilt the company’s research and development team and it is continuing to expand.  We have refined and simplified our target sDNA-based screening assay and have a strong product development plan in place.  We secured a worldwide license to Third Wave’s Invader real-time detection chemistry and intend to couple it with digital PCR.  All of these efforts are focused on bringing a patient-friendly sDNA-based colorectal cancer screening test to clinical trial, the planning for which is well underway.”

Conference Call & Webcast with PowerPoint Presentation

Company management will host a conference call and webcast on Tuesday, Nov. 3, 2009, at 10 a.m. ET to discuss third-quarter 2009 results. The webcast will include a PowerPoint slide presentation highlighting the company’s third-quarter accomplishments and ongoing corporate activities. The webcast will be available at www.exactsciences.com. Domestic callers should dial 888-224-1065 and international callers should dial 913-312-1427. Please dial in five to 10 minutes prior to the start of conference call. A replay of the conference call will be available at the company’s website. The conference call, webcast and replay are open to all interested parties.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

Certain statements made in this press contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected license fee revenues, expected research and development expenses, expected general and administrative expenses and our expectations concerning our business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2009	2008
Revenue:
Product royalty fees	$9	$(1,000)
License fees	1,247	337
Product	—	—
	1,256	(663)
Gross profit (loss):
Product royalty fees	5	—
	1,251	(663)

Operating Expenses:
Research and development	837	577
General and administrative	1,478	1,271
Sales and marketing	12	—
Restructuring	—	539
	2,327	2,387

Loss from operations	(1,076)	(3,050)

Interest income	35	36

Net loss	$(1,041)	$(3,014)

Net loss per share - basic and diluted	$(0.03)	$(0.11)

Weighted average common shares outstanding - basic and diluted	34,937	27,233

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2009	2008
Revenue:
Product royalty fees	$27	$(1,787)
License fees	3,487	1,013
Product	—	16
	3,514	(758)
Gross profit (loss):
Product royalty fees	13	1
	3,501	(759)

Operating Expenses:
Research and development	2,960	1,964
General and administrative	7,884	4,601
Sales and marketing	52	—
Restructuring	(3)	532
	10,893	7,097

Loss from operations	(7,392)	(7,856)

Interest income	118	224

Net loss	$(7,274)	$(7,632)

Net loss per share - basic and diluted	$(0.23)	$(0.28)

Weighted average common shares outstanding - basic and diluted	31,902	27,184

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	September 30,	December 31,
	2009	2008
Assets
Unrestricted cash and cash equivalents	$22,779	$4,937
Short-term investments	4,165	—
Prepaid expenses	405	190
Property and equipment, net	120	76
Patent costs, net of accumulated amortization	—	95
Restricted cash	500	600
Total assets	$27,969	$5,898

Liabilities and stockholders’ equity (deficit)
Total current liabilities	$7,347	$5,031
Third party royalty obligation, less current portion	965	1,950
Deferred revenue, less current portion	12,408	1,350
Total stockholders’ equity (deficit)	7,249	(2,433)
Total liabilities and stockholders’ equity (deficit)	$27,969	$5,898

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s subsequent reports on Form 10-Q